Exhibit 10.1

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 13, 2021 among PORCH.COM, INC., a Delaware corporation (“Borrower Representative”), the other borrowers party hereto (together with any other borrower from time to time party to the Loan Agreement (as defined below), collectively, “Borrowers”, and each, a “Borrower”), the guarantors party hereto, (collectively, “Guarantors”, and each, a “Guarantor”), the lenders party hereto (collectively, “Lenders”, and each, a “Lender”), and RUNWAY GROWTH CREDIT FUND INC., as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

RECITALS

A. Borrower Representative, Borrowers, certain Guarantors, Lenders and Agent are party to that certain Loan and Security Agreement dated as of July 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B. Agent, Required Lenders and Borrowers have mutually agreed to amend certain terms of the Loan Agreement, subject to the terms and conditions set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

1. AMENDMENTS

1.1 Subsections (a) and (b) of Section 2.2 of the Loan Agreement are each hereby amended and restated in its entirety to read as follows:

2.2 Availability and Repayment of the Loans.

(a) Availability.

(i) Closing Date Loans. Subject to the terms and conditions of this Agreement, each Lender party hereto on the Closing Date made EAGLE Loans on the Closing Date in principal amount equal to its EAGLE Loan Commitment available as of the Closing Date. The proceeds of the EAGLE Loans made on the Closing Date were applied in part to repay existing outstanding Indebtedness of Borrower Representative owing to ORIX Growth Capital LLC and MidCap Financial Trust.

(ii) Supplemental Loans. Subject to the terms and conditions of this Agreement, from time to time prior to the Amortization Date, each Lender having a Supplemental EAGLE Loan Commitment agrees, severally and not jointly, to make to Borrowers one or more Supplemental EAGLE Loans, following the Second Amendment Effective Date in principal amount up to its Commitment with respect to Supplemental EAGLE Loans, provided that each Supplemental EAGLE Loan requested shall be not less than $2,000,000. Lenders’ commitments to make the Supplemental EAGLE Loans shall terminate upon the earlier of (A) the funding in full of the Supplemental EAGLE Loan Commitments or (B) the Amortization Date. Borrowers shall use the proceeds of the Supplemental EAGLE Loans for working capital and general corporate purposes.

(iii) Once repaid, the EAGLE Loans may not be reborrowed.

(b)  Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date, Borrowers shall make consecutive monthly payments of equal principal, which would fully amortize the principal amount of the EAGLE Loans by the Maturity Date, plus accrued and unpaid interest (including, without limitation, any Deferred Interest Amount). Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the EAGLE Loans (including any Deferred Interest Amount), the Final Payment, other fees and other sums, if any, shall be due and payable in full on the Maturity Date. The EAGLE Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

1.2 Section 2.4 of the Loan Agreement is hereby amended to add a new clause (d) immediately after existing clause (c), and renumber subsequent clauses accordingly, to read as follows:

(d) Supplemental Commitment Unused Fee. An unused fee in an amount equal to 0.25% per annum of the daily average unused portion of the Supplemental EAGLE Loan Commitment for the immediately preceding calendar quarter, as determined by Agent, payable quarterly in arrears, determined on the basis of a 360 day year.

1.3 Section 6 and Section 7 are each hereby amended by adding the following at the end of the initial sentence of such Sections: “(except as set forth on Schedule 5 in relation to HOA)”.

1.4 Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.10 Financial Covenant. Achieve Revenue for each calendar quarter in an amount not less than 70% of Revenue set forth in the Projections for such calendar quarter, provided that as long as HOA Parties are not required to be Loan Parties in accordance with Schedule 5, both Revenue and projected Revenue shall exclude Revenue or projected Revenue achieved by HOA Parties.

1.5 Section 6.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.15 [Reserved.]

1.6  Exhibit A to the Loan Agreement is hereby amended by amending and restating, or, as applicable, adding in appropriate alphabetical order, the following defined terms as set forth below:

“Amortization Date” means January 15, 2024.

“Applicable Margin” means, (i) if the Reference Rate is the LIBO Rate, 8.00%, and (ii) if the Reference Rate is the Prime Rate, 5.50%.

“Deferred Interest Rate” means through and including the Second Amendment Effective Date, an annual rate of 2.0%, and thereafter, 0.00%.

“EAGLE Loan” means each advance pursuant to the EAGLE Loan Facility as set forth in Section 2.2(a), including any Supplemental EAGLE Loan.

“EAGLE Loan Commitment” means, as to any Lender, the aggregate principal amount of EAGLE Loans committed to be made by such Lender, as set forth on Schedule 2 hereto on the terms and conditions set forth in Section 2.2(a).

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to (i) in case of a prepayment in full at Borrower’s election or any mandatory prepayment, $1,995.000, less any portion of the Final Payment previously paid in connection with a partial permitted prepayment (including the partial prepayment on or about December 23, 2020), and (ii) in case of a partial permitted prepayment, an amount equal to 3.5% of the original principal amount prepaid.

“Loan Request” means a loan request in the form attached hereto as Exhibit H

“Maturity Date” means December 15, 2024

“Permitted Acquisition” means,

(a) any Acquisition as to which Agent has granted prior written consent,

(b) the Acquisition described in Schedule 5, subject to the conditions set forth thereon, or

(c) if after giving pro forma effect to all cash payments required to be made by any Loan Party or Subsidiary in connection with such Acquisition, including deferred or contingent purchase price consideration valued in accordance with GAAP, Borrowers will have Unrestricted Cash in an amount not less than the then outstanding Loans, and Borrower Representative shall have delivered evidence thereof in form satisfactory to Agent, any Acquisition, subject to the following conditions:

(i) no Event of Default shall have occurred and be continuing or shall result from such Acquisition;

(ii) both immediately before and after giving effect to such Acquisition, each of the representations and warranties shall be true and correct in all material respects (except as already subject to materiality qualifier) on the date of such proposed Acquisition or, if such representation or warranty relates to an earlier date, as of such earlier date;

(iii) Other than with respect to the Borrower Representative’s acquisition of Datamentors, LLC (the “Datamentors Acquisition”), Borrower Representative shall have delivered to Agent (A) not less than five days (or such shorter period of time agreed to by Agent) prior to consummating such Acquisition, or if earlier, five days after entering into binding definitive transaction documents pursuant to which Parent, Borrower Representative or any Subsidiary is committed to consummating an Acquisition subject only to satisfaction of closing conditions (provided further, that in case of the Datamentors Acquisition, such delivery may be made five days after consummating such Acquisition), written notice of such Acquisition, together with a summary of material terms, and copies of all material documents relating to such Acquisition (including the acquisition agreement and any related material document, which may be in the form of drafts with updated copies provided as available), all material due diligence information prepared in connection with such Acquisition, the terms of any earn-out payments, and historical financial information (including income statements, balance sheets and cash flows) covering at least two (2) complete fiscal years of the Person or assets target of the Acquisition, to the extent available, and (B) promptly following the Closing, a copy of the executed material transaction documents (including schedules and exhibits) entered into in connection with such Acquisition;

(iv) in case of an Acquisition in the form of a merger or purchase of Equity Interests, any Person that is the target of an Acquisition shall (A) become a wholly-owned (excluding management rollover or incentive equity interests or options to acquire Equity Interests of such Loan Party to the extent not constituting voting Equity Interests) Domestic Subsidiary of a Borrower and shall enter into a joinder or guaranty in accordance with Section 6.11, or (B) merge into a Borrower, provided that in any Acquisition involving Parent, Parent shall be the surviving entity;

(d) if after giving pro forma effect to all cash payments required to be made by any Loan Party or Subsidiary in connection with such Acquisition, including deferred or contingent purchase price consideration valued in accordance with GAAP, Borrowers will not have Unrestricted Cash in an amount equal to then outstanding Loans, any Acquisition that meets the conditions set forth in subsections (c)(i) through (iv) above, plus the following additional conditions::

(i) such Acquisition is of a Person engaged in a line of business which is the same as, reasonably related to, or incidental to, the business engaged by Borrowers and their Subsidiaries as of the Closing Date;

(ii) such Acquisition shall be of a Person, organized and domiciled in, or assets (other than a de minimis amount of assets in relation to the assets being acquired), located in, the United States;

(iii) the aggregate Acquisition consideration (including, without limitation, earn-outs, which shall be valued in accordance with GAAP as of the closing date of such acquisition) for all Acquisitions during any fiscal year does not exceed $2,000,000 per fiscal year;

(iv) Borrower Representative shall have delivered to Agent not less than ten days (or such shorter period of time agreed to by Agent) prior to the effectiveness of such Acquisition, updated projections giving pro forma effect to the Acquisition, prior to the effective date of the Acquisition, together with calculations setting forth compliance for the then-next consecutive twelve month period with the financial covenants set forth in Section 6.10, tested as of the last day of each month during such period;

(v) the target entity or assets involved in such Acquisition, shall have achieved or contributed to, as applicable, EBITDA of at least $1.00 for the most recent twelve month period then ended; and

(vi) such Acquisition shall not materially and adversely affect the prospect of repayment of the Obligations when due or impair Agent’s rights and remedies with respect to the Collateral and otherwise pursuant to the Loan Documents.

“PPP Loan” means Indebtedness in aggregate original principal amount not to exceed $9,000,000 pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act, deemed “restricted cash” for purposes of this Agreement.

“Second Amendment Effective Date” means January 13, 2021.

“Supplemental EAGLE Loan” means any advance made pursuant to Section 2.2(a)(ii).

“Supplemental EAGLE Loan Commitment” means, as to any Lender, the additional aggregate principal amount of EAGLE Loans committed to be made by such Lender following the Second Amendment Effective Date, as set forth on Schedule 2 hereto on the terms and conditions set forth in Section 2.2(a).

1.7 Exhibit A is hereby amended to add to the end of the initial sentence therein, the following:” (provided that, additional defined terms are set forth on Schedule 5, related to HOA)”

1.8  Exhibit A is hereby amended to delete the following defined terms: “Liquidity Threshold”, and “Performance Milestone”.

1.9 Exhibit C to the Loan Agreement is hereby amended and restated as set forth in Exhibit C hereto.

1.10 A new Exhibit H is hereby added to the Loan Agreement in the form set forth in Exhibit H hereto.

1.11 Schedule 2 to the Loan Agreement is hereby amended and restated as set forth in Schedule 2 hereto.

1.12 A new Schedule 5 is hereby added to the Loan Agreement to read as set forth on Schedule 5 hereto.

2. REPRESENTATIONS AND WARRANTIES

2.1 Each Loan Party represents and warrants as follows:

(a) the representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date of this Amendment, and, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(b) each Loan Party has the power and authority to execute and deliver this Amendment and perform its obligations under the Loan Agreement, as modified by this Amendment;

(c) the execution and delivery by each Borrower of this Amendment, and the performance by each Loan Party of its obligations under the Loan Agreement, as modified by this Amendment, have been duly authorized by all requisite action;

(d) the execution and delivery by each Loan Party of this Amendment and the performance by each Borrower of its obligations under the Agreement, as modified by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material contractual restriction in any material agreement with a Person binding on such Loan Party, (c) any order, judgment or decree of any Governmental Authority binding on such Borrower, or (d) the Operating Documents of such Loan Party, and do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority, except as already has been obtained or made; and

(e) this Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3. CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is subject to the following conditions precedent:

3.1 Agent shall have received this Amendment, duly executed by the Loan Parties.

3.2 Borrowers shall have paid any Lender Expenses due and payable as of the date hereof, which Borrowers hereby authorize may be debited by Agent, in accordance with Section 2.5 of the Loan Agreement.

4. AFFIRMATION OF GUARANTY

Each Guarantor hereby acknowledges the terms of this Amendment and agrees that the Guaranty shall continue in full force and effect and shall not be impaired by the execution of this Amendment.

5. POST-CLOSING OBLIGATIONS

As soon as possible, but in no event later than five (5) days from the Second Amendment Effective Date, Borrower shall deliver to Agent, for each Borrower, a certificate of such Borrower, duly executed by a Responsible Officer of such Borrower, certifying and attaching (if applicable): (i) the Operating Documents of such Borrower (or certifying that the Operating Documents delivered as of the Closing Date remain in effect), (ii) resolutions duly approved by the Board of such Borrower with respect to this Amendment, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Borrower’s Equity Interests, if applicable with respect to this Amendment, and (iv) a schedule of incumbency.

6. GENERAL PROVISIONS

6.1 Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. The Loan Agreement and this Amendment shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or Lenders under the Loan Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of the Loan Documents entered into in connection with the Loan Agreement, and that the security interest as granted pursuant to the Loan Agreement continues from the Closing Date.

6.2 This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.3 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.4 This Amendment shall constitute a Loan Document. Accordingly, the provisions of Section 11 of the Loan Agreement shall likewise apply to this Amendment.

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Second Amendment Effective Date.

BORROWER:

PORCH.COM, INC.

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer

GUARANTORS:

PORCH GROUP, INC.

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer

GOSMITH, INC.

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer and President

DONE.COM HOLDINGS, INC.

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer and President

INSPECTION SUPPORT LIMITED LIABILITY COMPANY

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer of Porch.com, Inc.,
sole member of Inspection Support Limited Liability Company

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

GUARDIAN SMALL BUSINESS CONSULTING AND FINANCIAL SERVICES LLC

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer of Porch.com, Inc., sole member of Guardian Small Business Consulting and Financial Services LLC

SVZ HOLDING, INC.

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer

HIRE A HELPER LLC

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer of Porch.com, Inc., sole member of Hire A Helper LLC

HIREAHELPER CORPORATE RELOCATION, LLC

By:	/s/ Ryan Charles
Name:	Ryan Charles
Title:	Manager

ELITE INSURANCE GROUP, INC.

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

AGENT:

RUNWAY GROWTH CREDIT FUND INC.

By:	/s/ Thomas Raterman
Name:	Thomas Raterman
Title:	Chief Financial Officer

LENDERS:

RUNWAY GROWTH CREDIT FUND INC.

By:	/s/ Thomas Raterman
Name:	Thomas Raterman
Title:	Chief Financial Officer

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	RUNWAY GROWTH CREDIT FUND INC.	Date:

FROM: PORCH.COM, INC.

Reference is made to that certain Loan and Security Agreement, dated July 22, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among PORCH.COM, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a Loan Party from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity “Agent”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending                                            with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements and Compliance Certificate	Monthly, within 30 days	Yes No
Projections	Projections: Annually, within 60 days of fiscal year end	Yes No
Annual audited financial statements and any management letters	Within 120 days or if earlier, when required to be filed with the Securities and Exchange Commission)	Yes No
Statements, reports and notices to stockholders	Within 5 days of delivery	Yes No
SEC filings	Within 5 days after filing with SEC	Yes No
Legal action notices and updates	Promptly	Yes No
Board materials	As and when delivered to Board	Yes No
Board minutes	Promptly after Board meetings	Yes No
IP report	At the end of each fiscal quarter	Yes No
Federal tax return	Within 5 days of when filed	Yes No
Bank account statements (with transaction detail)	On the last day of each month, or within 3 days of Agent’s request	Yes No
PPP Loan use of proceeds / loan forgiveness update	Together with Compliance Certificate (if applicable)	Yes No N/A
HOA Permitted Indebtedness related notices, reporting or amendments	As available	Yes No N/A

Financial Covenants	Required	Actual	Complies
Minimum Revenue	70% of Projections	$	Yes No

Other Covenants	Required	Actual	Complies
Equipment financing Indebtedness	Not to exceed $500,000 outstanding	$	Yes No
Repurchases of stock from former employees, officers and directors	Not to exceed $500,000 per fiscal year	$	Yes No
Investments in Subsidiaries	Not to exceed $500,000 per fiscal year	$	Yes No
Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $500,000 at any time	$	Yes No

Other Matters

Has any Borrower changed its legal name, jurisdiction of organization or chief executive office? If yes, please complete details below:	Yes	No

Has there been any change of chief executive officer? If so, please describe appointment of any interim replacement (required within 30 days) or full-time replacement by a candidate with equivalent qualifications:	Yes	No

Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BORROWER REPRESENTATIVE:

PORCH.COM, INC.

By:
Name:
Title:

APPENDIX 1

FINANCIAL COVENANT CALCULATIONS

[Attached.]

EXHIBIT H

LOAN REQUEST

Runway Growth Credit Fund Inc.	Date:
Legal Reporting 205 N Michigan Ave, Suite 4200 Chicago, IL 60601

Email: legalreporting@runwaygrowth.com;

runwayagency@alterdomus.com

Reference is made to that certain Loan and Security Agreement, dated July 22, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among PORCH.COM, INC., a Delaware corporation (“Borrower Representative”), and each Person party thereto as a borrower or guarantor from time to time, the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity, “Agent”). Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Supplemental EAGLE Loan in the amount of $[ ] on [ ] (the “Funding Date”) pursuant to the Agreement, and authorizes Agent to:

(a)	Wire Funds to:

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

(b) Deduct amounts from the foregoing advance to be applied to Lender Expenses and outstanding fees then due as set forth on the attached Schedule 1.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to: (i) the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred, and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

Borrower Representative agrees to notify Agent promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Agent has received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN REQUEST]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE:

PORCH.COM, INC.

By:

Name:

Title:

SCHEDULE 2 COMMITMENTS

LENDER	EAGLE LOAN COMMITMENT	NOTICE INFORMATION
RUNWAY GROWTH CREDIT FUND INC.	Closing Date EAGLE Loans: $40,000,000 Supplemental EAGLE Loans: $10,000,000	Runway Growth Credit Fund Inc. 205 N Michigan Ave., Suite 4200 Chicago, IL 60601 Attention: Legal Reporting Email: legalreporting@runwaygrowth.com; runwayagency@alterdomus.com
TOTAL COMMITMENTS	$50,000,000

SCHEDULE 5

HOA TERMS

Notwithstanding anything to the contrary in the Agreement, from the effectiveness of the HOA Merger and for as long as the HOA Permitted Indebtedness is outstanding, the following terms shall apply to HOA:

1. Additional Defined terms:

“HOA” means HOMEOWNERS OF AMERICA HOLDING CORPORATION, a Delaware corporation.

“HOA Debt Parties” means any HOA Party that is a borrower or a guarantor under the HOA Permitted Debt.

“HOA Merger” means the merger pursuant to that certain Agreement and Plan of Merger, dated on or around January 13, 2021, by and among HOA, Parent, Merger Sub and Securityholder Representative.

“HOA Parties” means HOA and its direct and indirect Subsidiaries.

“HOA Permitted Indebtedness” means Indebtedness of the HOA Debt Parties pursuant to that certain Amended and Restated Credit Agreement, dated as of December 17, 2020, by and among the HOA Debt Parties and Prosperity Bank, a Texas state bank, as the same may be amended, restated, supplemented or otherwise modified from time to time, subject to the limitations set forth in this Schedule 5.

“HOA Regulated Entities” means any Subsidiary of HOA that is a regulated insurance company.

2. Additional Terms:

a.	Generally. Except as expressly set forth in this Section 2, the HOA Parties shall be exempt from the representations and warranties in Section 5 of the Agreement, and the affirmative and negative covenants set forth in Sections 6 and 7 of the Agreement.

b.	Re Section 6.2 – Reporting. In addition to reporting and information to be delivered pursuant to Section 6.2 of this Agreement, Borrower Representative shall deliver or cause to be delivered, promptly following receipt thereof, a copy of any material notice or reporting pursuant to, or any amendment, restatement, supplement or other modification to the HOA Permitted Indebtedness and related loan documents to Agent.

c.	Re Section 6.11 – Joinder of Subsidiaries. No HOA Party shall be required to become a Loan Party in accordance with Section 6.11 unless the HOA Permitted Indebtedness is repaid in full and any commitment with respect thereto is terminated (in which case, HOA and any of its Subsidiaries that is not an HOA Regulated Entity). Compliance with Section 6.11(b) of the Agreement shall be determined excluding HOA Parties for the purposes of calculating consolidated assets and revenue.

d.	Re Section 7.1 – Dispositions. HOA Parties shall comply with restrictions on Transfers applicable to the HOA Permitted Indebtedness. Loan Parties shall not make Transfers to HOA Parties except (i) to the extent permitted by clause (f) of the defined term “Permitted Transfers” (including any other Transfers made in reliance on such clause (f)) and (ii) for regulatory purposes to the extent required by any applicable insurance regulatory authority.

e.	Re Section 7.2 – Changes in Business, Management or Ownership. HOA Parties shall not engage in any business other than the business of selling, issuing or underwriting insurance or reinsurance and businesses incidental or reasonably related thereto. HOA shall not suffer a Change of Control with respect to any HOA Party. HOA Parties shall not suffer a change in organizational structure except as contemplated by the HOA Merger.

f.	Section 7.3 – Mergers or Acquisitions. HOA Parties shall not enter into any Acquisition following the Second Amendment Effective Date without the prior written approval of Agent.

g.	Section 7.4 – Indebtedness. HOA Parties shall not incur any material borrowed money indebtedness other than the HOA Permitted Indebtedness.

h.	Section 7.5 – Encumbrances. HOA Parties shall not suffer or permit to exist any Liens other than Liens constituting “Permitted Liens” under the HOA Permitted Indebtedness.

i.	Section 7.7 – Distributions; Investments. HOA Parties shall make or cause to be made distributions to Borrower Representative as permitted by the terms of the HOA Permitted Indebtedness. HOA Parties shall not enter into any amendment to the terms of the HOA Permitted Indebtedness to make any restriction on dividends or distributions more restrictive than the terms existing as of the Second Amendment Effective Date, without the prior written consent of Agent.